EXHIBIT 5.1

[Letterhead of Snell & Wilmer L.L.P.]

February 3, 2022

Accelerate Diagnostics, Inc.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

Ladies and Gentlemen:

We have acted as counsel to Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act for the proposed resale from time to time by the selling stockholders named in the Prospectus (as defined below) of up to 201,820 shares of the Company’s common stock, par value $0.001 per share (the “Selling Stockholder Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Selling Stockholder Shares are to be sold from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to such prospectus.

In rendering the opinions stated herein, we have examined and relied upon the following:

A.	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

B.	the Prospectus prepared in connection with the Registration Statement;

C.	an executed copy of the Securities Purchase Agreement, dated December 24, 2020, by and among the Company and the purchasers party thereto (the “Purchase Agreement”);

D.	an executed copy of the Registration Rights Agreement, dated December 24, 2020, by and among the Company and the purchasers party thereto;

E.	an executed copy of a certificate of Steve Reichling, Chief Financial Officer of the Company, dated as of the date hereof (the “Officer’s Certificate”);

Accelerate Diagnostics, Inc.

February 3, 2022

F.	the Company’s Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware as of a recent date;

G.	the Company’s Amended and Restated Bylaws, as currently in effect and as certified pursuant to the Officer’s Certificate;

H.	a specimen certificate representing the Company’s common stock; and

I.	a copy of the resolutions of the board of directors of the Company, relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the registration of the Selling Stockholder Shares; (ii) the issuance and sale of the Selling Stockholder Shares pursuant to the Purchase Agreement; and (iii) other actions with regard thereto, as certified pursuant to the Officer’s Certificate.

We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Purchase Agreement was duly authorized and validly executed and delivered by the parties thereto other than the Company; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.